UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:
December 28, 2010

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-13471	41-1656308

(State or other jurisdiction of incorporation)

	(Commission File Number)	(IRS Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota		55445
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Matters.

The Company’s retailer agreement with The Kroger Co. will expire effective December 31, 2010, which could have a material adverse effect on the Company’s results of operations and financial condition in 2011 and later years if the Company is unable to re-establish a relationship with Kroger. The Company is making efforts to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)

Date: December 28, 2010	By	/s/ Scott F. Drill
Scott F. Drill, President and Chief Executive Officer